UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 _____________

                                   FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  November 19, 2010
                                                  ------------------


                                  Zanett, Inc.
----------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


Delaware                              001-32589              56-4389547
-----------------------------------------------------------------------------
(State or other jurisdiction         (Commission           (IRS Employer
of incorporation)                    File Number)         Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                          10022
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 583-0300
                                                     --------------

-----------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act        (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act         (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
On November 19, 2010, Zanett, Inc. (the "Company") entered into a commitment letter (the "Commitment Letter") with PNC Bank, National Association (the "Bank"), pursuant to which, subject to the conditions set forth therein, the Bank committed to provide to the Company up to an aggregate of $10.0 million in senior secured financing, the proceeds of which will be used for the repayment of existing senior indebtedness, the Company's working capital needs, and fees and expenses related to the financing. The Commitment Letter expires at the close of business on November 19, 2010, and if the offer of financing pursuant to the Commitment Letter is accepted, but funds are not disbursed pursuant to a definitive loan and security agreement and related documents prior to January 3, 2011, the Bank's commitment under the Commitment Letter will expire.

Under the Commitment Letter, the Bank will provide the Company a revolving line of credit subject to a borrowing base of up to 85% of the Company's eligible North American accounts receivable and up to 75% of the Company's eligible North American unbilled accounts receivable at a floating interest rate equal to the Base Rate (as defined in the Commitment Letter) plus 1.25% or the 30, 60, or 90 day Eurodollar Rate plus 3.50%. The Company's obligations will be secured by all of the Company's assets in the United States. The Company will pay a closing fee of $50,000, as well as additional fees and expenses, and the loan will be subject to prepayment penalties. The loan will mature three years from the closing date.

The Commitment Letter describes conditions precedent, covenants, and events of default that will be applicable to the Company under the definitive loan and security agreement.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to the terms of a definitive loan and security agreement. Additionally, the foregoing summary of the Commitment Letter is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached as
Exhibit 10.1 and incorporated herein by reference.

FORWARD LOOKING STATEMENTS
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning the senior secured financing pursuant to a definitive loan and security agreement. These statements often include words such as "approximate," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant's control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No. Description
----------  -----------
10.1        Commitment Letter dated November 16, 2010 between Zanett, Inc.
            and PNC Bank, National Association.
SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ZANETT, INC.



Date:  November 22, 2010             By:/s/ Dennis Harkins
                                          Dennis Harkins
                                          Chief Financial Officer


EXHIBIT INDEX

Exhibit No. Description
---------   -----------
10.1        Commitment Letter dated November 16, 2010 between Zanett, Inc.
            and PNC Bank, National Association.



	- 2 -
896217.2902496.2
PHTRANS/ 941928.1